Exhibit 23(j)(i)

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption "Financial Highlights" in the Prospectus and to the incorporation by reference in this Registration Statement (Form N-1A) (Post-Effective Amendment No. 21 to File No. 33-48220; Amendment No. 23 to File No. 811-06687) of The Gabelli Money Market Funds of our report dated November 19, 2007 included in the 2007 annual report to shareholders.

                                          /S/ ERNST & YOUNG LLP
                                          ------------------------
                                          Ernst & Young LLP

Philadelphia, Pennsylvania
November 14, 2008